UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 8, 2010

EpiCept Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-606-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

EpiCept Corporation has amended the exercise price of its Series A Warrants and Series B Warrants sold in June 2010 from $1.57 per share to $1.64 per share. The exercise price was amended by Amendment No.1 dated as of July 8, 2010, to the Securities Purchase Agreement between EpiCept and each of the purchasers signatory thereto, which amended the Securities Purchase Agreement dated June 25, 2010 between EpiCept and each of the purchasers signatory thereto. Other than the exercise price of the Warrants, all other terms of the Warrants, and all other terms of the Securities Purchase Agreement dated June 25, 2010, remain in full force and effect.

On July 9, 2010, EpiCept received a letter from the Nasdaq Stock Market stating that the original exercise price of the Warrants of $1.57 per share, which was the closing sale price of EpiCept’s common stock on June 25, 2010, the date of the Securities Purchase Agreement, amounted to a discount to market price, given that it was lower than the closing bid price of EpiCept’s common stock on that date, which was $1.64, and that EpiCept had therefore violated the shareholder approval rule as set forth in Listing Rule 5635(d)(2). On July 13, 2010, EpiCept received a letter from Nasdaq stating that, based on EpiCept’s amendment of the exercise price of the Warrants to $1.64 under Amendment No.1 to the Securities Purchase Agreement, Nasdaq had determined that EpiCept had complied with Listing Rule 5635(d)(2) and that the matter is now closed.

Item 9.01 Financial Statements and Exhibits.

10.1 Amendment No. 1 to Securities Purchase Agreement, dated July 8, 2010.
99.1 Press release, dated July 14, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EpiCept Corporation

July 14, 2010	By:	/s/ Robert W. Cook

Name: Robert W. Cook
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Securities Purchase Agreement, dated July 8, 2010.
99.1	Press release, dated July 14, 2010.